UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2021

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HANCOCK WHITNEY CORPORATION
(Exact Name of Registrant as Specified in Charter) ________________
Mississippi	001-36872	64-0693170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Hancock Whitney Plaza 2510 14th Street Gulfport, Mississippi (Address of Principal Executive Offices)	39501 (Zip Code)
Registrant’s telephone number, including area code: (228) 868-4000

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class COMMON STOCK, $3.33 PAR VALUE 6.25% SUBORDINATED NOTES	Trading Symbol HWC HWCPZ	Name of Exchange on Which Registered The NASDAQ Stock Market, LLC The NASDAQ Stock Market, LLC

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On June 15, 2021, Hancock Whitney Corporation (the “Company”) completed its previously announced redemption of all of the $150 million outstanding aggregate principal amount of its 5.95% Subordinated Notes due 2045 (the “Notes”). The Notes (Nasdaq: HWCPL) were redeemed by the Company at 100% of their principal amount, plus accrued and unpaid interest, in accordance with the terms of the indenture governing the Notes (the “Redemption”).

A copy of the press release announcing the completion of the Redemption is attached as Exhibit 99.1 to the Current Report Form 8-K and is incorporated herein by reference. The notes no longer trade on the Nasdaq Stock Market (“Nasdaq”) as of close of business June 14, 2021.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 15, 2021 announcing the completion of the Redemption of $150 million 5.95% Subordinated Notes due 2045.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK WHITNEY CORPORATION

June 15, 2021	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer